EXHIBIT 99.1
                                                                  ------------


                              IVANHOE ENERGY INC.
                          SUNWING HOLDING CORPORATION
                              SUNWING ENERGY LTD.
                            c/o Ivanhoe Energy Inc.
                            The World Trade Centre
                             654-999 Canada Place
                                 Vancouver, BC
                                Canada V6C 3E1


                                                        August 31, 2006


China Mineral Acquisition Corporation
210 E. 85th Street, Suite 16
New York, New York 10028
Attention:  Chief Executive Officer

           RE: TERMINATION OF STOCK PURCHASE AGREEMENT
           -------------------------------------------

Ladies and Gentlemen:

              Reference is made to that certain Stock Purchase Agreement, dated as of May 12, 2006 (as amended, restated, modified or supplemented from time to time, the "STOCK PURCHASE AGREEMENT"), by and among Ivanhoe Energy Inc., a Yukon, Canada corporation (the "PARENT"), Sunwing Holding Corporation, a Barbados corporation and a wholly-owned subsidiary of the Parent (the " SELLER"), Sunwing Energy Ltd., a corporation organized under the laws of Bermuda and a wholly-owned subsidiary of the Seller (the "COMPANY"), and China Mineral Acquisition Corporation, a "blank check" corporation organized under the laws of the State of Delaware ("CMAC"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

              In light of (i) that certain public announcement made by CMAC on August 28, 2006 that (a) its Board of Directors has determined to abandon the proposed amendment of CMAC's amended and restated certificate of incorporation to allow an extension of the date, from August 30, 2006 to March 31, 2007, before which CMAC must complete a business combination to avoid being required to liquidate, and (b) CMAC will abandon its efforts to complete the proposed acquisition of the Company and return its net assets to holders of its common shares issued in its initial public offering, and (ii) the fact that the Closing Date has not occurred on or before the Outside Date, please be advised that the undersigned hereby notify CMAC of their election to terminate the Stock Purchase Agreement pursuant to Section 8.1(b)(ii) thereof, effective immediately. Such termination shall have the effects set forth in Section 8.2 of the Stock Purchase Agreement.


                                         Very truly yours,

                                         IVANHOE ENERGY INC.


                                         By: /s/ Gordon Lancaster
                                             -------------------------
                                             Name:  Gordon Lancaster
                                             Title: Chief Financial Officer


                                         SUNWING HOLDING CORPORATION


                                         By: /s/ Gordon Lancaster
                                             -------------------------
                                             Name:  Gordon Lancaster
                                             Title: Chief Financial Officer


                                         SUNWING ENERGY LTD.


                                         By: /s/ Gordon Lancaster
                                             -------------------------
                                             Name:  Gordon Lancaster
                                             Title: Chief Financial Officer


cc:      Mitchell S. Nussbaum
         Loeb & Loeb LLP
         345 Park Avenue
         New York, New York
         10154-1895